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                         INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of the
     American Independence Funds Trust:


We consent to use of our report dated December 21, 1999 for the American Independence Funds Trust, formerly the INTRUST Funds Trust, incorporated by reference herein and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information included herein.


KPMG LLP

Columbus, Ohio
February 28, 2000